EXHIBIT 5.1


                                  June 25, 1999



Bank United Corp.
3200 Southwest Freeway Suite 2600
Houston, Texas 77027

Ladies and Gentlemen:

The undersigned is the General Counsel of Bank United Corp., a Delaware corporation (the "Company"). This letter is delivered in connection with the registration under the Securities Act of 1933, as amended (the "Act") of interests (the "Interests") in the Bank United 401(k) Retirement Savings Plan (the "Plan"), which permits participants to acquire shares of Class A Common Stock, $.01 par value, of the Company (the "Shares") through open market purchases. The Trustee for the Plan and related master trust is Fidelity Trust Management.

I have reviewed the Form S-8 Registration Statement ("Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to Interests in the Plan and the Shares. I also have examined (i) the Certificate of Incorporation of the Company, as amended; (ii) the By-laws of the Company, as amended; (iii) certain resolutions adopted by the Board of Directors of the Company and the Bank and committees thereof; and (iv) such other documents and records as I have deemed necessary for purposes hereof.

I have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to me as originals, the conformity to authentic original documents and records of all documents and records submitted to me as copies, and the truthfulness of all statements of fact contained therein. Based on the foregoing and subject to the qualifications set forth herein, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. The Interests, when issued in accordance with the terms and conditions of the Plan, will be legally issued.

The foregoing opinion is based on and is limited to the law of the State of Delaware, and the State of Texas, and I render no opinion with respect to the law of any other jurisdiction.

This opinion is solely for your benefit and may not be relied on or furnished to any other person without the prior written consent of the undersigned. I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Jonathon K. Heffron